EXHIBIT 2(k)(iii)
                         CHARTER OF THE AUDIT COMMITTEE







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                                                               EXHIBIT 2(k)(iii)

                                   CHARTER OF
                               THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS
                   OF THE PEOPLE'S AVENGER FUND BUSINESS TRUST

     1.     Audit  Committee  Purpose.  The  Audit  Committee  of  the  Board of
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Trustees  of The People's Avenger Fund Business Trust, a Nevada corporation (the
"Trust") is appointed by the Board of Trustees to assist the Board of Trustees in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

          (a) Monitor the integrity of the Trust's financial reporting process.

          (b) Provide systems of internal controls regarding finance, accounting, and legal compliance.

          (c) Monitor the independence and performance of the Trust's independent auditors.

          (d) Provide an avenue of communication among the independent auditors, management, and the Board of Trustees.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Trust's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

     2.     Audit  Committee  Composition and Meetings.  Audit Committee members
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shall  meet  the  requirements of the National Association of Securities Dealers
and the criteria set forth in the Appendix 1 attached hereto. The Audit Committee shall be comprised of two or more directors as determined by the Board of Trustees, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his independent judgment. All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Audit Committee shall have accounting or related financial management expertise.

     Audit Committee members shall be appointed by the Board of Trustees on recommendation of a nominating committee. If an audit committee Chairman is not designated or present, the members of the Audit Committee may designate a Chairman by majority vote of the Audit Committee membership.

     The Audit Committee shall meet at least three times annually, or more frequently as circumstances dictate. The Audit Committee Chairman shall prepare and/or approve an agenda in advance of each meeting. The Audit Committee should meet privately in executive session at least annually with management, the independent auditors and as a committee to discuss any matters that the Audit Committee or each of these groups believes should be discussed.

     3.     Audit  Committee  Responsibilities  and  Duties.
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          (a)     Review  Procedures.
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               (i)     Review and reassess the adequacy of this Charter at least
annually. Submit the charter to the Board of Trustees for approval and have the document published at least every three years in accordance with the Securities and Exchange Commission regulations.


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               (ii)     Review  the  Trust's annual audited financial statements
prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

     In consultation with the management and the independent auditors, consider the integrity of the Trust's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors together with management's responses including the status of previous recommendations.

          (b)     Independent  Auditors.
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               (i)     The  independent  auditors  are ultimately accountable to
the Audit Committee and the Board of Trustees. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Trustees the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

               (ii) Approve the fees and other significant compensation to be paid to the independent auditors.

     On an annual basis, the Audit Committee should review and discuss with the independent auditors all significant relationships they have with the Trust that could impair the auditors' independence.

     Review the independent auditors' audit plan, and discuss scope, staffing, locations, reliance upon management and internal audit and general audit approach.

     Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with the American Institute of Certified Public Accountants Statement of Auditing Standards No. 61.

     Consider the independent auditors' judgment about the quality and appropriateness of the Trust's accounting principles as applied in its financial reporting.

     4.     Legal  Compliance.  On  at  least  an  annual basis, review with the
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Trust's  counsel,  any legal matters that could have a significant impact on the organization's financial statements, the Trust's compliance with applicable laws and regulations, inquiries received from regulators or governmental agencies.

     5.     Other  Audit  Committee  Responsibilities.
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          (a)     Annually  prepare  a report to stockholders as required by the
Securities and Exchange Commission. The report should be included in the Trust's annual proxy statement.

          (b) Perform any other activities consistent with this Charter, the Trust's Bylaws and governing law, as the Audit Committee or the Board of Trustees deems necessary or appropriate.

          (c) Maintain minutes of meetings and periodically report to the Board of Trustees on significant results of the foregoing activities.

          (d) Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

          (e) Periodically perform self-assessment of audit committee performance.

          (f) Review financial and accounting personnel succession planning within the Trust.


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          (g)     Annually  review  policies  and  procedures  as  well as audit results associated with directors' and officers' expense accounts and perquisites. Annually review a summary of directors' and officers' related party transactions and potential conflicts of interest.

                                   By  Order  of  the  Board  of  Trustees,



                                   By  /s/  Gary  L.  Lancaster
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                                       Gary  L.  Lancaster,  President

Dated  April  21,  2003.


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                                                                      APPENDIX 1
                            THE PEOPLE'S AVENGER FUND
                    DEFINITION OF INDEPENDENCE AS IT PERTAINS
                           TO AUDIT COMMITTEE MEMBERS

     1. To be considered independent, a member of the Audit Committee cannot:

          (a) have been an employee of the Trust or its affiliates within the last three years;

          (b) have received compensation from the Trust or its affiliates in excess of $60,000 during the previous fiscal year, unless for board service, in the form of a benefit under a tax-qualified retirement plan, or non-discretionary compensation;

          (c) be a member of the immediate family of an executive officer of the Trust or any of its affiliates, or someone who was an executive officer of the Trust or any of its affiliates within the past three years;

          (d) be a partner, controlling stockholder, or executive officer of a for profit organization to which the Trust made, or from which the Trust received payments (other than those arising solely from investments in the Trust's securities) in any of the past three years in excess of the greater of $200,000 or five percent of the consolidated gross revenues for that year of either organization; or

          (e) be employed as an executive of another entity where any of the Trust's executives serves on that other entity's compensation committee.

     2. Subject to compliance with the listing requirements of The Nasdaq Stock Market or any applicable stock exchange and the regulations of the Securities and Exchange Commission, and under the limited circumstances set forth in such listing requirements and regulations, one person (who is not a current employee or family member of an employee) not meeting the foregoing criteria may be appointed to the Audit Committee if the Board of Trustees (i) determines that the best interests of the Trust and its stockholders so require, and (ii) discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.


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